UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 31, 2011

AKEENA SOLAR, INC. (d/b/a Westinghouse Solar) (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2011, Akeena Solar, Inc., d/b/a Westinghouse Solar (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders took action on seven proposals. The proposals are described in detail in the Definitive Proxy Statement filed on March 3, 2011.

Proposal 1

The Company’s stockholders elected six individuals to our Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Barry Cinnamon	13,236,131	478,683	20,498,610
Ed Roffman	13,031,537	683,277	20,498,610
Jon Witkin	13,048,298	666,516	20,498,610
Ed Bernstein	13,075,153	639,661	20,498,610
Gary Effren	13,202,931	511,883	20,498,610
Ron Kenedi	13,112,708	602,106	20,498,610

Proposal 2

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Akeena Solar, Inc.” to “Westinghouse Solar, Inc.”  The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,571,947	505,360	136,117	N/A

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company’s common stock will be combined into new shares of the Company’s common stock at an exchange ratio not to exceed 1-for-8 (with the actual ratio to be determined by our Board of Directors).  The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,751,016	6,283,807	178,601	N/A

Proposal 4

The Company’s stockholders approved the price adjustment provisions of the Series B Preferred and Series K Warrants, and any resulting increase in the number of shares of common stock of the Company issued upon conversion of the Series B Preferred. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,185,851	1,200,370	1,328,593	20,498,610

Proposal 5

The Company’s stockholders ratified the appointment of Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,433,053	1,033,455	746,916	N/A

Proposal 6

The Company’s stockholders approved any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,512,802	2,919,188	781,434	N/A

Proposal 7

The Company’s stockholders approved the proposal to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,462,536	2,851,296	1,899,592	N/A

Section 8 – Other Events

Item 8.01  Other Events.

As disclosed under Item 5.07 above, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding shares of common stock, in a ratio as determined by our Board of Directors and not to exceed 1-for-8. Subsequent to the Annual Meeting, our Board of Directors determined that it is in the best interests of the Company to effect a 1-for-4 reverse stock split. The Company expects that the reverse stock split will take effect prior to the opening of the NASDAQ Capital Market on April 14, 2011 and will be effective with respect to stockholders of record at the close of business on April 13, 2011 (the “Effective Time”). As a result of the reverse stock split, each four shares of common stock will be combined into one share of common stock and the number of shares of common stock issued and outstanding or held in treasury will be reduced proportionately based on the reverse stock split ratio of 1-for-4.  Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive a cash payment in an amount equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of common stock on the NASDAQ Capital Market immediately following the Effective Time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer